Exhibit 3.2

                            CERTIFICATE OF RETIREMENT
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK,
                      SERIES B CONVERTIBLE PREFERRED STOCK,
                    SERIES C CONVERTIBLE PREFERRED STOCK AND
                      SERIES D CONVERTIBLE PREFERRED STOCK

                        (Pursuant to Sections 243 of the
                General Corporation Law of the State of Delaware)

      NEPHROS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"),

      DOES HEREBY CERTIFY:

      FIRST: That the Third Amended and Restated Certificate of Incorporation of the Corporation authorizes the issuance of: 4,087,500 shares of Series A Convertible Preferred Stock, $.001 par value per share ("Series A Preferred Stock"); 2,333,333 shares of Series B Convertible Preferred Stock, $.001 par value per share ("Series B Preferred Stock"); 3,387,500 shares of Series C Convertible Preferred Stock, $.001 par value per share ("Series C Preferred Stock"); and 11,817,988 shares of Series D Convertible Preferred Stock, $.001 par value per share ("Series D Preferred Stock" and, together with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, collectively, the "Previously Designated Preferred Stocks"). All of the authorized shares of Previously Designated Preferred Stocks had been issued and remained outstanding as of September 20, 2004.

      SECOND: That, on September 21, 2004, the holder of 120,000 shares of Series A Preferred Stock and 54,150 shares of Series C Preferred Stock voluntarily converted such shares into shares of Common Stock, par value $.001 per share ("Common Stock"), of the Corporation pursuant to the provisions of the Corporation's Third Amended and Restated Certificate of Incorporation.

      THIRD: That, in connection with the consummation of the Corporation's initial public offering, on September 24, 2004, all of the issued and outstanding shares of Previously Designated Preferred Stocks were automatically converted into shares of Common Stock and the right to receive a cash payment, in accordance with the provisions of the Corporation's Third Amended and Restated Certificate of Incorporation.

      FOURTH: That, at a meeting of the Corporation's Board of Directors held on April 19, 2005, resolutions were duly adopted which resolved that all shares of Previously Designated Preferred Stocks that are issued but not outstanding be and are retired as shares of such Previously Designated Preferred Stocks, in accordance with Section 243 of the DGCL.

      FIFTH: That, pursuant to such resolutions, the Corporation has retired all of the authorized shares of Previously Designated Preferred Stocks.

      SIXTH: That Article IV, Section 2(vi) of the Corporation's Third Amended and Restated Certificate of Incorporation, prohibits the reissuance of such shares of Previously Designated Preferred Stocks as part of any such series, and provides that such shares shall instead become authorized and unissued shares of additional Undesignated Preferred Stock. (as defined in the Corporation's Third Amended and Restated Certificate of Incorporation).

      SEVENTH: That, pursuant to the provisions of Section 243 of the DGCL, upon the effective date of this Certificate of Retirement, the Corporation's Third Amended and Restated Certificate of Incorporation shall be amended so as to eliminate therefrom all reference to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

      IN WITNESS WHEREOF, Nephros, Inc. has caused this Certificate of Retirement to be signed by its duly authorized officer, as of the 20th day of April, 2005.

                                    NEPHROS, INC.



                                    By:  /s/ Norman J. Barta
                                       --------------------------------------
                                       Name:  Norman J. Barta
                                       Title: President and Chief Executive
                                              Officer